SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 6, 2002

CREATIVE COMPUTER APPLICATIONS, INC.

(Exact name of Registrant as specified in its charter)

California

(State or other jurisdiction of

incorporation or organization)

0-12551	95-3353465
(Commission File No.)	(IRS Employer Identifi-
cation Number)

26115-A Mureau Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number
including area code	(818) 880-6700

ITEM 5.                  OTHER EVENTS

The Company has received a letter from the American Stock Exchange (AMEX) which informed it that pursuant to an analysis of the Company’s recent SEC filings, it has been determined that the Company’s shareholder’s equity has fallen below the required $4,000,000 and has suffered losses in three out of four recent fiscal years.  As such the AMEX has initiated a review of the Company’s continued eligibility for listing on the American Stock Exchange and has requested certain information to support the Company’s plan for addressing the compliance issues.

The Company’s management has submitted a response to the AMEX and believes that it will be able to mitigate the deficiency in shareholder’s equity and is dedicated to working with AMEX officials in order to maintain its listing on the exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its’ behalf by the undersigned hereunto duly authorized.

CREATIVE COMPUTER APPLICATIONS, INC.
(Registrant)

By:	/S/ Steven M. Besbeck
Steven M. Besbeck, President, Chief
Executive Officer, Chief Financial Officer